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                                                                   EXHIBIT 10.21

                             THE TJX COMPANIES, INC.
                   TRUST AGREEMENT FOR EXECUTIVE SAVINGS PLAN

     This Agreement made as of this 6th day of October, 1998 by and between The TJX Companies, Inc. (the "Company") with its principal offices at 770 Cochituate Road, Framingham, MA 02110 and Fleet National Bank (the "Trustee"), of Providence, Rhode Island.

                                   WITNESSETH

     WHEREAS the Company has adopted the Executive Savings Plan (the "Plan") to provide deferred compensation and supplemental credits for certain management or highly compensated employees and their beneficiaries; and

     WHEREAS the Company wishes to establish a trust (the "Trust") to assist the Company in the payment of benefits under the Plan;

     NOW, THEREFORE, the parties hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     SECTION 1. TRUST FUND

     (a) Subject to the claims of its creditors as set forth in Section 5, the Company hereby deposits with the Trustee in trust one hundred dollars ($100) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The purpose of the Trust is to pay as they come due benefits under the Plan to persons who are entitled to such benefits under the Plan ("Trust Beneficiaries").

     (c) The Trust hereby established shall become irrevocable upon a Change of Control, as hereinafter defined, as to all amounts held in Trust as of the Change of Control and all amounts contributed in Trust thereafter, and earnings on such amounts. Prior to a Change of Control the Trust may be revoked by the Company at any time by a writing delivered to the Trustee. Upon such revocation, all amounts held in the Trust shall be paid to, or upon the direction of, the Company.


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     (d) The Trust is intended to be a trust of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as from time to time amended, and shall be construed accordingly.

     (e) The principal of the Trust and any earnings thereon which are not returned to the Company in accordance with the specific provisions of this Agreement or used to defray the expenses of the Trust shall be used exclusively for the benefit of Trust Beneficiaries, subject in every case to the provisions of Section 5 (relating to Insolvency of the Company). The Trust Beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are distributed hereunder, and all rights of Trust Beneficiaries created under the Plan or under this Trust Agreement shall be mere unsecured contractual rights against the Company.

     SECTION 2. CHANGE OF CONTROL

     For all purposes of this Agreement, "Change of Control" means a Change of Control, as defined in Schedule A hereto, of the Company.

     SECTION 3. CONTRIBUTIONS TO THE TRUST

     (a) The Company may at any time and from time to time make additional deposits of cash or other property in Trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) Amounts transferred to the Trust in respect of the Plan above, shall be held in Trust until distributed in accordance with this Agreement and the provisions of the Plan.

     SECTION 4. PAYMENTS TO TRUST BENEFICIARIES

     (a) The Trustee shall make payments of benefits to Trust Beneficiaries from the assets of the Trust in accordance with the directions of the persons identified on Schedule B, or either of them, or such other person or persons who may from time to time be designated by the persons identified on Schedule B, or either of them, as authorized to direct the Trustee hereunder (any of the foregoing, the "Administrator").

     (b) Upon receipt of evidence satisfactory to the Trustee that a benefit otherwise payable hereunder has been paid by the Company directly to a Trust Beneficiary, the Trustee shall reimburse the Company for such payment if there are sufficient assets in the Trust fund to provide for such reimbursement.


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     SECTION 5. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES
                WHEN COMPANY INSOLVENT

     (a) The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they mature, or (ii) the Company is subject to a pending proceeding as a debtor under the U.S. Bankruptcy Code.

     (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company, but only to the extent hereinafter set forth. If at any time the Trustee has actual knowledge, or has determined, that the Company is Insolvent, the Trustee shall deliver any undistributed principal and income in the Trust to satisfy such claims as a court of competent jurisdiction may direct. The Board of Directors and the Chief Executive Officer, or if he shall have delegated the responsibility to the Chief Financial Officer, the Chief Financial Officer of the Company shall have the duty to inform the Trustee of the Company's Insolvency. If the Company or a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within thirty (30) days after receipt of such notice, whether the Company is Insolvent and, pending such determination, shall discontinue payments of benefits to Trust Beneficiaries, shall hold the Trust assets for the benefit of the Company's general creditors, and shall resume payments of benefits to Trust Beneficiaries in accordance with Section 4 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent, if the Trustee initially determined the Company to be Insolvent). Unless the Trustee has actual knowledge of the Company's Insolvency or has received an allegation of Insolvency as provided in the preceding sentence, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue his or her rights as a general creditor of the Company with respect to his or her benefits hereunder or otherwise.

     (c) Provided there are sufficient assets, if the Trustee discontinues payments of benefits from the Trust and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to Trust Beneficiaries during the period of such discontinuance, less the aggregate amount of payments made to Trust Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance (together with interest on the amount delayed at the prime rate then in effect at the Trustee on the date of said payment).

     SECTION 6. INVESTMENT OF PRINCIPAL AND INCOME

         The Trustee shall invest the principal of the Trust and any earnings thereon in accordance


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with such investment directions as the Company shall provide (or, if the Company has appointed an investment manager to manage or direct the investment of some or all of the assets of the Trust, in accordance with the directions of such investment manager) or in accordance with such objectives, policies and restrictions as the Company or such investment manager may from time to time prescribe. The Trustee shall have no duty to inquire into or review the aforesaid investment directions, objectives, policies, or restrictions, or the investments made pursuant to the directions of an investment manager. In no event, however, shall assets held in the Trust be invested in securities or obligations issued by the Company or any affiliate of the Company.

     Without limiting the foregoing, the parties hereto acknowledge that in order to provide for an accumulation of assets comparable to the contractual liabilities of the Company under the Plan, the Company may direct the Trustee to invest the assets held in the Trust to correspond to the notional investments made for Trust Beneficiaries under the Plan, and that to the extent specified by the Company, and subject to a change by the Company in or revocation by the Company of such specifications and directions at any time, the Trustee shall accomplish such conforming investments by following investment elections communicated to the Trustee by Trust Beneficiaries as hereinafter provided. Trust Beneficiaries may communicate their elections by use of the telephone exchange or similar system maintained for such purpose by the Trustee or its affiliates. Any election so communicated by a Trust Beneficiary to the Trustee with respect to the notional investment or reinvestment of all or a portion of his or her interest in the Plan shall be treated as a corresponding investment direction by the Company with respect to assets held in the Trust.

     SECTION 7. DISPOSITION OF PRINCIPAL AND INCOME

     During the term of this Trust, all principal amounts contributed to the Trust and all interest thereon, net of expenses, shall be accumulated and reinvested for the purposes herein provided. Subject to the provisions of Sections 1(c), 4 and 12, the Company shall have no right or power to direct the Trustee to return to the Company or to direct to others any of the Trust assets before all payments of benefits payable under the Trust have been made to Trust Beneficiaries. Upon payment of all such benefits and legal expenses, the Trustee shall return to the Company all amounts, if any, then remaining in the Trust.

     SECTION 8. ACCOUNTING BY THE TRUSTEE

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Company. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last


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preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year as the date of such removal or resignation, as the case may be.

     SECTION 9. RESPONSIBILITY OF THE TRUSTEE

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; PROVIDED, HOWEVER, that the Trustee shall incur no liability to anyone for any action reasonably taken in accordance with a written direction, request, or approval given by the Company or by an investment manager appointed by the Company that is contemplated by and complies with the terms of this Trust Agreement, including distributions made in accordance with directions of the Plan Administrator, and to that extent shall be relieved of the prudent person rule for investments.

     (b) The Company agrees to indemnify the Trustee against all loss or expense incurred by the Trustee under this Agreement, except that in no event shall the Company indemnify the Trustee against any loss or expense incurred by reason of the Trustee's own negligence or misconduct. Without limiting the foregoing, the Trustee shall not be required to undertake or to defend on behalf of any person any litigation arising in connection with this Trust agreement, unless it be first indemnified by the Company against its prospective costs, expenses and liability.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder, including any determination as to whether a Change of Control has occurred or as to whether the Company is Insolvent, and shall not be held responsible for acting or refraining from acting in accordance with the advice of any such counsel selected with reasonable care.

     (d) The Trustee may hire agents, legal counsel, accountants, actuaries, investment managers and financial consultants.

     (e) The Trustee shall have, without exclusions, all powers conferred on trustees by applicable law unless expressly provided otherwise herein.

     (f) Nothing in this Trust Agreement shall be construed as constituting the Trustee plan "administrator," as that term is defined in Section 3(16) of ERISA, of any plan or arrangement pursuant to which benefits are provided hereunder.


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     SECTION 10. COMPENSATION AND EXPENSES OF THE TRUSTEE

     The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Company and the Trustee. The Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust. All such compensation and expenses shall be payable by the Company, but if not paid by the Company shall be a charge against and may be paid from the assets of the Trust.

     SECTION 11. REPLACEMENT OF THE TRUSTEE

     The Trustee may be removed by the Company at any time prior to a Change of Control, or may resign at any time, in either case by notice in writing. Upon the removal or the resignation of the Trustee, a new trustee, which shall be a bank or trust company having a combined capital and surplus of not less than $50,000,000 shall be appointed by the Company. If the Company fails to appoint a successor Trustee following the resignation or removal of the present Trustee, then the present Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee.

     SECTION 12. AMENDMENT OR TERMINATION

     (a) This Trust Agreement may be amended at any time and to any extent by a written instrument executed by the Committee or the Company; PROVIDED, that no such amendment that would increase the duties or responsibilities of the Trustee shall be effective unless the Trustee shall have consented thereto; AND FURTHER PROVIDED, that following a Change of Control the provisions of this Section 12 may not be amended.

     (b) The Trust shall not terminate until the date on which the last Trust Beneficiary ceases to be entitled to benefits payable under the Trust, unless sooner revoked in writing in accordance with Section 1.

     (c) Upon termination of the Trust or upon revocation of the Trust under
Section 1, all assets remaining in the Trust shall be returned to the Company.

     SECTION 13. SEVERABILITY AND ALIENATION

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

     (b) Benefits payable to Trust Beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process and no benefit actually paid to Trust Beneficiaries by the Trustee shall be subject to any claim for repayment by the Company or the Trustee.


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     SECTION 14. GOVERNING LAW

     This Trust Agreement shall be governed by and construed in accordance with the laws of Rhode Island.

     IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first above written.



                                       THE TJX COMPANIES, INC.


                                       By /s/ Donald G. Campbell
                                          --------------------------

                                       FLEET NATIONAL BANK


                                       By /s/ A. H. Mira
                                          --------------------------


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                                   SCHEDULE A
                           To The Trust Agreement For
                 The TJX Companies, Inc. Executive Savings Plan

                        DEFINITION OF "CHANGE OF CONTROL"

     "Change of Control" shall mean the occurrence of any one of the following events:

          (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; PROVIDED, HOWEVER, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

          (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; PROVIDED, HOWEVER, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

          (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or


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          (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; PROVIDED, HOWEVER, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and PROVIDED, FURTHER, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

     In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

     "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

     A Person shall be deemed to be the "owner" of any Common Stock:

          (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on March 1, 1989; or

          (ii) of which such Person would be the "beneficial owner" for purposes of


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     Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

          (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

     "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

     A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

     "Subsidiary" shall mean any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or other entities in the chain.

     "Committee" shall mean the Executive Compensation Committee of the Board of Directors of the Company.

     "Company" shall mean The TJX Companies, Inc.

     Initially capitalized terms not defined above shall have the meanings assigned to those terms in Article I of the Executive Savings Plan.


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                                   SCHEDULE B
                           To The Trust Agreement For
                 The TJX Companies, Inc. Executive Savings Plan

PERSONS AUTHORIZED TO PROVIDE DIRECTION TO THE TRUSTEE (SUBJECT TO CHANGE BY THE COMPANY)

     1.   Donald G. Campbell, Executive Vice President, Chief Financial Officer

     2.   Mark Jacobson, Vice President, Corporate Human Services Director


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